KKR & Co. L.P. Reports First Quarter 2018 Results
__________________________________________________________________________________________________________________________________________________________________________
NEW YORK, May 3, 2018 - KKR & Co. L.P. (NYSE: KKR) today reported its first quarter 2018 results.

GAAP net income (loss) attributable to KKR & Co. L.P. common unitholders was $170.1 million for the quarter ended March 31, 2018. On a diluted basis, net income (loss) per common unit was $0.32 for the quarter ended March 31, 2018. GAAP KKR & Co. L.P. Capital - Common Unitholders equity was $6.9 billion (1) as of March 31, 2018, or $14.14 per outstanding common unit.

After-tax Economic Net Income (Loss) and After-tax Economic Net Income (Loss) per adjusted unit were $364.7 million and $0.42, respectively, for the quarter ended March 31, 2018. After-tax Distributable Earnings and After-tax Distributable Earnings per adjusted unit eligible for distribution were $303.5 million and $0.37, respectively, for the quarter ended March 31, 2018.

Highlights

•
KKR’s Board of Directors unanimously approves plan to convert from a partnership to a corporation, effective July 1, 2018.  KKR expects to pay an annualized dividend of $0.50 per common share as a corporation and announces an increase in its available share repurchase authorization to $500 million, effective immediately.

•	For the First Quarter, After-tax Distributable Earnings was $304 million, or $0.37 per adjusted unit eligible for distribution.

•
As of March 31, 2018, Assets Under Management (“AUM”) and Fee Paying Assets Under Management (“FPAUM”) were $176 billion and $120 billion, respectively, up 28% and 12%, respectively, compared to March 31, 2017. In the quarter, an initial $6 billion was raised in connection with our next flagship infrastructure fund.

•
The previously announced FS Investments transaction closed on April 9, 2018. Together with Corporate Capital Trust (NYSE: CCT), our business development company platform has $18 billion in combined assets under management. On a pro forma basis reflecting this transaction, KKR's AUM and FPAUM would be $190 billion and $134 billion, respectively, as of March 31, 2018. (2)

•	Book value was $12.0 billion as of March 31, 2018 or $14.56 per outstanding adjusted unit.

___________________________

“KKR’s conversion from a partnership to a corporation is designed to broaden our investor base, simplify our structure and make it easier to invest in our shares.  We believe this change, together with continued strong performance, will increase our ability to generate significant long-term equity value for all of our shareholders,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR.  “In terms of our results, we saw solid performance across our businesses this quarter amid declining global markets.  Our operating fundamentals remain strong as evidenced by the 28% growth in our Assets Under Management and the 14% growth in our Book Value per Unit over the last 12 months.”

Note: Certain financial measures, including economic net income ("ENI"), After-tax ENI, After-tax distributable earnings, book value, adjusted units and outstanding adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits C and D for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1) GAAP KKR & Co. L.P. Capital - Common Unitholders equity represents only that portion of the business held by KKR & Co. L.P. and does not include the economic interests that are held by KKR Holdings L.P. Our reportable segments are presented prior to giving effect to the allocation of ownership interests between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

(2) Incremental AUM and FPAUM from the FS Investments transaction are as of December 31, 2017.

GAAP RESULTS COMMENTARY
Revenues
Revenues were $472.6 million for the quarter ended March 31, 2018, compared to $767.8 million for the quarter ended March 31, 2017. The decrease was primarily due to a lower level of carried interest gains. The lower level of carried interest gains was primarily due to a lower level of net appreciation in our private equity portfolio in the first quarter of 2018.
Expenses
Expenses were $436.6 million for the quarter ended March 31, 2018, compared to $540.0 million for the quarter ended March 31, 2017. The decrease was primarily due to a lower level of performance income compensation reflecting a lower level of appreciation in the value of our private equity portfolio.
Total Investment Income (Loss)
Total investment income (loss) was $584.5 million for the quarter ended March 31, 2018, compared to $610.7 million for the quarter ended March 31, 2017. The decrease was primarily due to a lower level of net gains in our investment portfolio in the current period and higher interest expense as compared to the prior period, partially offset by an increase in dividend and interest income in the current period.
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders was $170.1 million for the quarter ended March 31, 2018, compared to $259.3 million for the quarter ended March 31, 2017.

TOTAL REPORTABLE SEGMENTS RESULTS COMMENTARY
Segment Revenues
Global equity markets, broadly, performed poorly during the quarter ended March 31, 2018 compared to the comparable period in 2017. The MSCI World Index, for example, declined 1.2% in the first quarter of 2018 on a total return basis compared to a 6.5% increase in the first quarter of 2017. In turn, on a mark-to-market basis, our investment portfolios, broadly, appreciated less during the quarter ended March 31, 2018 compared to the comparable period in 2017.
Total segment revenues for the quarter ended March 31, 2018 were $727.5 million, compared to total segment revenues of $1,022.7 million in the comparable period of 2017. The decrease was primarily attributable to (i) a lower level of carried interest gains, (ii) a decrease in transaction fees in our Private Markets and Capital Markets segments and (iii) lower net investment income. These decreases were partially offset by an increase in management fees in both our Private Markets and Public Markets segments. The lower level of carried interest gains was primarily due to a lower level of net appreciation in our private equity portfolio in the first quarter of 2018. The decrease in transaction fees was driven largely by a decrease in both the number and size of Private Markets and Capital Markets transactions in the current quarter. The increase in Private Markets management fees was primarily attributable to the closing of one flagship private equity fund in the second quarter of 2017, resulting in higher management fees as compared to the first quarter of 2017. The increase in Public Markets management fees was primarily attributable to capital invested across various credit strategies for which KKR was not eligible to receive a fee until deployment of such capital. KKR's private equity portfolio appreciated 0.4% and 18.4% for the quarter and the last twelve months ended March 31, 2018, respectively.
Economic Net Income
ENI was $465.3 million for the quarter ended March 31, 2018 compared to ENI of $668.5 million for the quarter ended March 31, 2017. The decrease was primarily attributable to lower total segment revenues as described above, partially offset by lower performance income compensation reflecting a lower level of carried interest gains in the first quarter of 2018.
AUM and FPAUM
AUM was $176.4 billion as of March 31, 2018, an increase of $7.9 billion, compared to AUM of $168.5 billion as of December 31, 2017. The increase was primarily driven by new capital raised and an increase in value in our private equity and credit strategies. These increases were partially offset by distributions to limited partners of our private equity funds arising from realizations and distributions made in our Public Markets segment.
FPAUM was $119.7 billion as of March 31, 2018, an increase of $2.3 billion, compared to FPAUM of $117.4 billion as of December 31, 2017. The increase was primarily attributable to new capital raised in our Public Markets segment. These increases were partially offset by distributions in our Public Markets segment and distributions to limited partners of our private equity funds arising from realizations.

DISTRIBUTIONS AND OTHER
A distribution of $0.17 per common unit has been declared, which will be paid on May 29, 2018 to holders of record of common units as of the close of business on May 14, 2018. Under KKR's current distribution policy, KKR intends to make equal quarterly distributions of $0.17 per unit to holders of its common units. Following conversion from a partnership to a corporation effective July 1, 2018, KKR expects to pay its Class A common stockholders an annualized dividend of $0.50 per share for the third quarter of 2018.
A distribution of $0.421875 per Series A Preferred Unit has been declared and set aside for payment on June 15, 2018 to holders of record of Series A Preferred Units as of the close of business on June 1, 2018. A distribution of $0.406250 per Series B Preferred Unit has been declared and set aside for payment on June 15, 2018 to holders of record of Series B Preferred Units as of the close of business on June 1, 2018.
The declaration and payment of any future distributions on preferred or common units are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement. Following conversion from a partnership to a corporation effective July 1, 2018, the declaration and payment of any future dividends on preferred or Class A common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. and compliance with the terms of its Certificate of Incorporation and applicable law.  There can be no assurance that future distributions or dividends will be made as intended or at all, that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR or that any particular distribution or dividend policy for common units or Class A common stock will be maintained.
On May 3, 2018, KKR increased the available amount under its repurchase program to $500 million, which may be used for the repurchase of its common units or, after its conversion to a corporation, Class A common stock, and the cancellation (by cash settlement or the payment of tax withholding amounts upon net settlement) of equity awards issued pursuant to the KKR & Co. L.P. 2010 Equity Incentive Plan (and any successor equity plan thereto) representing the right to receive its common units or Class A common stock. Prior to the increase, KKR had a total of $750 million authorized to repurchase its common units, of which $459 million has been spent to repurchase 31.7 million common units at an average price of $14.47 per unit. On April 3, 2018, KKR canceled equity awards representing 2.6 million common units to satisfy tax obligations of $53 million in connection with their vesting, bringing cumulative cancellations of equity awards representing 11.0 million common units to satisfy tax obligations of $190 million. In total, 42.7 million common units have been retired on a fully-diluted basis since October 27, 2015. Common units and, after its conversion to a corporation, Class A common stock, may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise.

On January 16, 2018, KKR Financial Holdings LLC ("KFN"), a subsidiary of KKR, redeemed all of its outstanding 7.375% Series A LLC Preferred Shares, for $373.8 million.

On February 12, 2018, KFN issued $120 million aggregate principal amount of 5.200% Senior Notes due 2033. The notes are unsecured and unsubordinated obligations of KFN and will mature on February 12, 2033, unless earlier redeemed or repurchased.

On March 23, 2018, KKR Group Finance Co. IV LLC, a finance subsidiary of KKR, issued ¥40.3 billion (approximately $380 million) aggregate principal amount of (i) ¥25.0 billion 0.509% Senior Notes due 2023, (ii) ¥5.0 billion 0.764% Senior Notes due 2025, and (iii) ¥10.3 billion 1.595% Senior Notes due 2038, which will mature on March 23, 2023, March 21, 2025 and March 23, 2038, respectively, unless earlier redeemed or repurchased. The notes are unsecured and unsubordinated obligations of KKR.
CONFERENCE CALL
A conference call to discuss KKR's financial results and the conversion will be held on Thursday, May 3, 2018 at 11:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 5996796, beginning approximately two hours after the broadcast.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter ended March 31, 2018 and the conversion may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.
ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of distributions and dividends in future quarters and the timing, manner and volume of repurchase of common units and common stock pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, ENI, after-tax ENI, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, fee and yield segment EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: whether KKR realizes all or any of the anticipated benefits from converting to a corporation and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
___________________________

CONTACT INFORMATION
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2018	March 31, 2017
Revenues
Fees and Other	$394,394	$380,179
Capital Allocation-Based Income (1)	78,212	387,576
Total Revenues	472,606	767,755
Expenses
Compensation and Benefits	298,136	402,963
Occupancy and Related Charges	14,215	14,851
General, Administrative and Other	124,250	122,200
Total Expenses	436,601	540,014
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	472,800	506,645
Dividend Income	33,064	9,924
Interest Income	298,256	280,980
Interest Expense	(219,590)	(186,854)
Total Investment Income (Loss)	584,530	610,695

Income (Loss) Before Taxes	620,535	838,436

Income Tax (Benefit)	17,641	40,542

Net Income (Loss)	602,894	797,894

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	25,674	20,933
Net Income (Loss) Attributable to
Noncontrolling Interests	398,777	509,277

Net Income (Loss) Attributable to KKR & Co. L.P.	178,443	267,684

Net Income (Loss) Attributable to Series A Preferred Unitholders	5,822	5,822
Net Income (Loss) Attributable to Series B Preferred Unitholders	2,519	2,519

Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$170,102	$259,343

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.36	$0.57
Diluted (2)	$0.32	$0.52
Weighted Average Common Units Outstanding
Basic	487,704,838	453,695,846
Diluted (2)	535,918,274	496,684,340

(1) Capital allocation-based income is earned from those arrangements whereby KKR serves as general partner and includes income from KKR's capital interest as well as "carried interest" which entitles KKR to a disproportionate allocation of investment income from investment funds' limited partners. Prior to January 1, 2018, to the extent an investment fund was not consolidated, KKR accounted for carried interest within Fees and Other separately from its capital interest, which was included in Net Gains (Losses) from Investment Activities in the statements of operations. Effective January 1, 2018, the carried interest component of the general partner interest and the capital interest KKR holds in its investment funds as the general partner are accounted for as a single unit of account and reported in Capital Allocation-Based Income within Revenues in the statements of operations. This change in accounting has been applied on a full retrospective basis.

(2) KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except per common unit amounts)

	As of
	March 31, 2018	December 31, 2017

Assets
Cash and Cash Equivalents	$1,880,834	$1,876,687
Investments	42,101,905	39,013,934
Other Assets	3,596,414	4,944,098
Total Assets	47,579,153	45,834,719

Liabilities and Equity
Debt Obligations	22,041,271	21,193,859
Other Liabilities	3,768,944	3,978,060
Total Liabilities	25,810,215	25,171,919

Redeemable Noncontrolling Interests	690,630	610,540

Equity
Series A Preferred Units	332,988	332,988
Series B Preferred Units	149,566	149,566
KKR & Co. L.P. Capital - Common Unitholders	6,918,185	6,703,382
Noncontrolling Interests	13,677,569	12,866,324
Total Equity	21,078,308	20,052,260
Total Liabilities and Equity	$47,579,153	$45,834,719

KKR & Co. L.P. Capital Per Outstanding Common Unit - Basic	$14.14	$13.79

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$251,585	$234,381	$208,284
Monitoring Fees	17,530	22,949	13,220
Transaction Fees	156,845	198,580	243,035
Fee Credits	(43,774)	(50,281)	(89,017)
Total Management, Monitoring and Transaction Fees, Net	382,186	405,629	375,522
Performance Income (Loss)
Realized Incentive Fees	16,407	65,011	1,686
Realized Carried Interest	202,555	308,671	206,204
Unrealized Carried Interest	(111,732)	222,535	140,626
Total Performance Income (Loss)	107,230	596,217	348,516
Investment Income (Loss)
Net Realized Gains (Losses)	7,875	31,336	79,451
Net Unrealized Gains (Losses)	207,862	(65,753)	204,036
Total Realized and Unrealized	215,737	(34,417)	283,487
Interest Income and Dividends	72,577	90,421	56,882
Interest Expense	(50,192)	(47,264)	(41,709)
Net Interest and Dividends	22,385	43,157	15,173
Total Investment Income (Loss)	238,122	8,740	298,660
Total Segment Revenues	727,538	1,010,586	1,022,698
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	138,530	139,409	139,435
Realized Performance Income Compensation	94,154	155,761	88,067
Unrealized Performance Income Compensation	(43,123)	90,439	57,214
Total Compensation and Benefits	189,561	385,609	284,716
Occupancy and Related Charges	13,583	13,962	14,369
Other Operating Expenses	57,905	66,688	53,498
Total Segment Expenses	261,049	466,259	352,583
Income (Loss) attributable to noncontrolling interests	1,203	2,741	1,584
Economic Net Income (Loss)	465,286	541,586	668,531
Equity-based Compensation	67,796	54,468	49,943
Pre-tax Economic Net Income (Loss)	397,490	487,118	618,588
Provision for Income Tax (Benefit)	24,404	63,854	60,325
Preferred Distributions	8,341	8,341	8,341
After-tax Economic Net Income (Loss)	$364,745	$414,923	$549,922

After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.42	$0.48	$0.65
Weighted Average Adjusted Units (Fully Diluted Basis)	870,934,492	857,770,314	849,270,924

Other Operating Measures:
Fee Related Earnings (1)	$223,430	$238,380	$221,989
After-tax Distributable Earnings (2)	$303,524	$427,065	$346,467

Assets Under Management	$176,355,700	$168,470,600	$137,616,300
Fee Paying Assets Under Management	$119,658,100	$117,437,500	$107,131,100
Capital Invested and Syndicated Capital	$4,287,600	$5,971,800	$6,559,100
Uncalled Commitments	$58,843,900	$56,553,100	$41,222,800

Note: See "Notes to Reportable Segments" for more information about certain non-GAAP financial measures and Exhibits C and D for a reconciliation of such measures to the financial results presented in accordance with GAAP.

(1) See Exhibit A "Other Financial Information" for the definition and calculation of Fee Related Earnings.
(2) See page 8 for the calculation of After-tax Distributable Earnings.

KKR
CALCULATION OF DISTRIBUTABLE SEGMENT REVENUES (UNAUDITED) (1)
(Amounts in thousands)

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Distributable Segment Revenues
Fees and Other, Net
Management Fees	$251,585	$234,381	$208,284
Monitoring Fees	17,530	22,949	13,220
Transaction Fees	156,845	198,580	243,035
Fee Credits	(43,774)	(50,281)	(89,017)
Total Fees and Other, Net	382,186	405,629	375,522

Realized Performance Income (Loss)
Incentive Fees	16,407	65,011	1,686
Carried Interest	202,555	308,671	206,204
Total Realized Performance Income (Loss)	218,962	373,682	207,890

Realized Investment Income (Loss)
Net Realized Gains (Losses)	7,875	31,336	79,451
Interest Income and Dividends	72,577	90,421	56,882
Interest Expense	(50,192)	(47,264)	(41,709)
Total Realized Investment Income (Loss)	30,260	74,493	94,624
Total Distributable Segment Revenues	$631,408	$853,804	$678,036

CALCULATION OF DISTRIBUTABLE SEGMENT EXPENSES (UNAUDITED) (1)
(Amounts in thousands)

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Distributable Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	138,530	139,409	139,435
Performance Income Compensation	94,154	155,761	88,067
Total Compensation and Benefits	232,684	295,170	227,502
Occupancy and Related Charges	13,583	13,962	14,369
Other Operating Expenses	57,905	66,688	53,498
Total Distributable Segment Expenses	$304,172	$375,820	$295,369

CALCULATION OF AFTER-TAX DISTRIBUTABLE EARNINGS (UNAUDITED) (1)
(Amounts in thousands, except per unit amounts)

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
After-tax Distributable Earnings
Distributable Segment Revenues	631,408	853,804	678,036
Distributable Segment Expenses	304,172	375,820	295,369
Income (Loss) Attributable to Noncontrolling Interests	1,203	2,741	1,584
Income Taxes Paid	14,168	39,837	26,275
Preferred Distributions	8,341	8,341	8,341
After-tax Distributable Earnings	$303,524	$427,065	$346,467

Per Adjusted Unit Eligible for Distribution	$0.37	$0.52	$0.43

(1) See Exhibit C for reconciliations of (i) Total Revenues (GAAP basis) to Total Distributable Segment Revenues, (ii) Total Expenses (GAAP basis) to Total Distributable Segment Expenses and (iii) Net Income (Loss) attributable to KKR & Co. L.P. common unitholders (GAAP basis) to After-tax Distributable Earnings. See Exhibit D for a reconciliation of GAAP Common Units Outstanding to Adjusted Units Eligible for Distribution.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$158,190	$155,845	$123,512
Monitoring Fees	17,530	22,949	13,220
Transaction Fees	46,689	51,487	117,882
Fee Credits	(41,343)	(43,456)	(85,650)
Total Management, Monitoring and Transaction Fees, Net	181,066	186,825	168,964
Performance Income (Loss)
Realized Incentive Fees	—	—	—
Realized Carried Interest	202,555	308,671	206,204
Unrealized Carried Interest	(141,240)	214,862	123,506
Total Performance Income (Loss)	61,315	523,533	329,710
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—
Net Unrealized Gains (Losses)	—	—	—
Total Realized and Unrealized	—	—	—
Interest Income and Dividends	—	—	—
Interest Expense	—	—	—
Net Interest and Dividends	—	—	—
Total Investment Income (Loss)	—	—	—
Total Segment Revenues	$242,381	$710,358	$498,674

Assets Under Management	$102,240,200	$97,527,100	$80,197,600
Fee Paying Assets Under Management	$61,506,200	$61,678,600	$56,667,600
Capital Invested	$2,366,700	$2,262,600	$4,484,200
Uncalled Commitments	$50,300,500	$47,405,100	$35,071,700

PUBLIC MARKETS

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$93,395	$78,536	$84,772
Monitoring Fees	—	—	—
Transaction Fees	2,558	7,330	4,056
Fee Credits	(2,431)	(6,825)	(3,367)
Total Management, Monitoring and Transaction Fees, Net	93,522	79,041	85,461
Performance Income (Loss)
Realized Incentive Fees	16,407	65,011	1,686
Realized Carried Interest	—	—	—
Unrealized Carried Interest	29,508	7,673	17,120
Total Performance Income (Loss)	45,915	72,684	18,806
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—
Net Unrealized Gains (Losses)	—	—	—
Total Realized and Unrealized	—	—	—
Interest Income and Dividends	—	—	—
Interest Expense	—	—	—
Net Interest and Dividends	—	—	—
Total Investment Income (Loss)	—	—	—
Total Segment Revenues	$139,437	$151,725	$104,267

Assets Under Management	$74,115,500	$70,943,500	$57,418,700
Fee Paying Assets Under Management	$58,151,900	$55,758,900	$50,463,500
Capital Invested	$1,367,900	$1,191,200	$893,600
Uncalled Commitments	$8,543,400	$9,148,000	$6,151,100

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

CAPITAL MARKETS

Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—
Monitoring Fees	—	—	—
Transaction Fees	107,598	139,763	121,097
Fee Credits	—	—	—
Total Management, Monitoring and Transaction Fees, Net	107,598	139,763	121,097
Performance Income (Loss)
Realized Incentive Fees	—	—	—
Realized Carried Interest	—	—	—
Unrealized Carried Interest	—	—	—
Total Performance Income (Loss)	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—
Net Unrealized Gains (Losses)	—	—	—
Total Realized and Unrealized	—	—	—
Interest Income and Dividends	—	—	—
Interest Expense	—	—	—
Net Interest and Dividends	—	—	—
Total Investment Income (Loss)	—	—	—
Total Segment Revenues	$107,598	$139,763	$121,097

Syndicated Capital	$553,000	$2,518,000	$1,181,300

PRINCIPAL ACTIVITIES

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—
Monitoring Fees	—	—	—
Transaction Fees	—	—	—
Fee Credits	—	—	—
Total Management, Monitoring and Transaction Fees, Net	—	—	—
Performance Income (Loss)
Realized Incentive Fees	—	—	—
Realized Carried Interest	—	—	—
Unrealized Carried Interest	—	—	—
Total Performance Income (Loss)	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	7,875	31,336	79,451
Net Unrealized Gains (Losses)	207,862	(65,753)	204,036
Total Realized and Unrealized	215,737	(34,417)	283,487
Interest Income and Dividends	72,577	90,421	56,882
Interest Expense	(50,192)	(47,264)	(41,709)
Net Interest and Dividends	22,385	43,157	15,173
Total Investment Income (Loss)	238,122	8,740	298,660
Total Segment Revenues	$238,122	$8,740	$298,660

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of
	March 31, 2018		December 31, 2017
Cash and Short-term Investments	$2,510,024		$3,214,794
Investments	9,768,400	(1)	8,488,606
Unrealized Carry	1,591,335	(2)	1,620,401	(2)
Other Assets	2,212,619		2,276,286
Corporate Real Estate	161,225		161,225
Total Assets	$16,243,603		$15,761,312

Debt Obligations - KKR (ex-KFN)	$2,379,259		$2,000,000
Debt Obligations - KFN	884,767		764,767
Preferred Shares - KFN	—		373,750
Other Liabilities	472,771		426,699
Total Liabilities	3,736,797		3,565,216

Noncontrolling Interests	23,517		22,187
Preferred Units	500,000		500,000

Book Value	$11,983,289		$11,673,909

Book Value Per Outstanding Adjusted Unit (3)	$14.56		$14.20

	Last Twelve Months Ended
	March 31, 2018		December 31, 2017

Return on Equity (After-tax Economic Net Income (Loss) ) (4)	16%		19%

Return on Equity (After-tax Distributable Earnings) (5)	14%		14%

Note: As of March 31, 2018, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has $1.3 billion in revolving credit facilities for use in its capital markets business, which were undrawn as of March 31, 2018. As of March 31, 2018, KKR’s portion of total uncalled commitments to its investment funds was $5.7 billion. See Exhibit B for details.

(1) See schedule of investments that follows on the next page.

(2) The following table provides unrealized carry by segment:

	As of
	March 31, 2018	December 31, 2017
Private Markets	$1,429,614	$1,480,142
Public Markets	161,721	140,259
Total	$1,591,335	$1,620,401

(3) See reconciliation in Exhibit D for calculation of Outstanding Adjusted Units.

(4) Return on Equity (After-tax Economic Net Income (Loss) ) measures the amount of after-tax economic net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing After-tax Economic Net Income (Loss) on a trailing twelve-month basis by the average book value during the period, which was $11.2 billion and $10.8 billion for the last twelve months ended March 31, 2018 and December 31, 2017, respectively. We believe this measure is useful to unitholders as it provides a measure of the overall profitability of KKR’s businesses as a percentage of net assets in KKR's business.

(5) Return on Equity (After-tax Distributable Earnings) measures the amount of income excluding the impact of mark-to-market gain (losses) generated as a percentage of capital invested in KKR’s business. It is calculated by dividing after-tax distributable earnings on a trailing twelve-month basis by the average book value during the period. We believe this measure is useful to unitholders as it provides a measure of the overall profitability of KKR’s businesses, excluding the impact of mark-to-market gains (losses), as a percentage of net assets in KKR's business.

KKR
SCHEDULE OF INVESTMENTS (1)
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

As of March 31, 2018

Investments	Carrying Value

Private Equity Co-Investments and Other Equity	$3,188,100
Private Equity Funds	1,488,790
Private Equity Total	4,676,890

Energy	687,731
Real Estate	801,733
Infrastructure	401,086
Real Assets Total	1,890,550

Special Situations	790,611
Direct Lending	134,151
Mezzanine	28,373
Alternative Credit Total	953,135
CLOs	725,030
Other Leveraged Credit	136,131
Specialty Finance	205,731
Credit Total	2,020,027

Other	1,180,933

Total Investments	$9,768,400

	As of March 31, 2018

Significant Investments: (3)	Carrying Value	Carrying Value as a Percentage of Total Investments
First Data Corporation	$1,138,448	11.7%
USI, Inc.	574,078	5.9%
KKR Real Estate Finance Trust Inc.	325,000	3.3%
PortAventura Entertainment S.A.	266,715	2.7%
WMIH Corp.	247,725	2.5%
Total Significant Investments	2,551,966	26.1%

Other Investments	7,216,434	73.9%
Total Investments	$9,768,400	100.0%

(1) Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds. Investments also include our ownership of $325.0 million in KKR Real Estate Finance Trust Inc. and $372.0 million of CLOs which are not held for investment purposes and held at cost.

(2) This presentation includes our capital commitments to our funds. Private Equity and Other Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity co-investments and other opportunistic investments. However, equity investments in other asset classes, such as real estate, special situations and energy appear in these other asset classes. Other Credit consists of other leveraged credit and specialty finance strategies.

(3) The significant investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their carrying values as of March 31, 2018. The carrying value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment		Public Markets Segment		Total Reportable Segments
Quarter Ended March 31, 2018
December 31, 2017	$97,527,100		$70,943,500		$168,470,600
New Capital Raised	6,548,700		4,100,100		10,648,800
Distributions	(2,252,100)		(1,794,200)	(1)	(4,046,300)
Change in Value	416,500		866,100		1,282,600
March 31, 2018	$102,240,200		$74,115,500		$176,355,700

Trailing Twelve Months Ended March 31, 2018
March 31, 2017	$80,197,600		$57,418,700		$137,616,300
New Capital Raised	25,713,200		15,072,500		40,785,700
Acquisitions	—		1,794,800	(2)	1,794,800
Impact of Other Transactions	—		3,811,400	(3)	3,811,400
Distributions and Other	(12,888,800)	(4)	(7,570,400)	(5)	(20,459,200)
Change in Value	9,218,200		3,588,500		12,806,700
March 31, 2018	$102,240,200		$74,115,500		$176,355,700

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended March 31, 2018
December 31, 2017	$61,678,600	$55,758,900		$117,437,500
New Capital Raised	575,800	3,415,000		3,990,800
Distributions	(1,033,200)	(1,674,600)	(1)	(2,707,800)
Change in Value	285,000	652,600		937,600
March 31, 2018	$61,506,200	$58,151,900		$119,658,100

Trailing Twelve Months Ended March 31, 2018
March 31, 2017	$56,667,600	$50,463,500		$107,131,100
New Capital Raised	10,530,800	12,798,400		23,329,200
Acquisitions	—	1,794,800	(2)	1,794,800
Impact of Other Transactions	—	(1,600,000)	(3)	(1,600,000)
Distributions	(6,628,100)	(8,199,000)	(5)	(14,827,100)
Net Changes in Fee Base of Certain Funds (6)	(377,300)	—		(377,300)
Change in Value	1,313,200	2,894,200		4,207,400
March 31, 2018	$61,506,200	$58,151,900		$119,658,100

(1) Includes $964.1 million of redemptions by fund investors.
(2) Represents KKR's incremental pro rata portion of AUM/FPAUM managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2017.
(3) Represents the impact of the PAAMCO Prisma transaction.
(4) Includes $774.8 million of expired commitments that are no longer eligible to be called.
(5) Includes $3,579.4 million of redemptions by fund investors.
(6) Represents the impact of certain funds entering their post-investment period.

KKR
INVESTMENT VEHICLE SUMMARY (1) (UNAUDITED)
As of March 31, 2018
(Amounts in millions, except percentages)

	Investment Period
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity
Asian Fund III (2)	4/2017	4/2023	$9,000.0	$8,373.6	5.6%	$626.4	$—	$626.4	$588.9
Americas Fund XII (2)	1/2017	1/2023	13,500.0	11,962.0	6.0%	1,538.0	—	1,538.0	1,641.0
Health Care Strategic Growth (2)	12/2016	12/2021	1,331.0	1,284.2	11.3%	46.8	—	46.8	43.3
Next Generation Technology Growth (2)	3/2016	3/2021	658.9	414.4	22.5%	244.5	—	244.5	385.8
European Fund IV (2)	12/2014	12/2020	3,539.2	1,373.2	5.6%	2,276.2	85.1	2,199.5	3,414.0
Asian Fund II (2)	4/2013	4/2017	5,825.0	889.5	1.3%	5,936.7	2,009.2	4,631.7	7,006.3
North America Fund XI (2)	9/2012	1/2017	8,718.4	874.2	2.9%	9,274.4	5,345.9	6,478.7	11,809.8
China Growth Fund	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	600.5	636.3	741.2
European Fund III	3/2008	3/2014	6,167.6	840.2	4.6%	5,327.4	8,368.0	1,212.6	2,303.2
Asian Fund	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	8,192.1	361.3	477.1
2006 Fund	9/2006	9/2012	17,642.2	337.7	2.1%	17,304.5	28,235.1	4,190.3	5,219.0
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,469.8	—	57.7
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	13,305.4	444.9	815.4
Total Private Equity			83,126.4	26,349.0		59,281.6	74,611.1	22,611.0	34,502.7

Co-Investment Vehicles and Other (2)	Various	Various	6,128.7	1,656.9	Various	4,664.6	2,938.3	3,227.5	4,620.5

Total Private Equity			89,255.1	28,005.9		63,946.2	77,549.4	25,838.5	39,123.2

Real Assets
Energy Income and Growth Fund (2)	9/2013	9/2018	1,974.2	292.9	12.9%	1,714.2	326.6	1,412.8	1,546.9
Natural Resources Fund	Various	Various	887.4	2.8	Various	884.6	113.4	794.9	157.3
Global Energy Opportunities (2)	Various	Various	979.2	579.6	Various	440.8	61.0	323.8	334.4
Global Infrastructure Investors (2)	9/2011	10/2014	1,040.2	42.4	4.8%	1,029.3	873.2	623.0	811.7
Global Infrastructure Investors II (2)	10/2014	10/2020	3,044.3	756.6	4.1%	2,513.1	229.0	2,283.6	2,735.2
Global Infrastructure Investors III (2)	(3)	(3)	6,021.0	6,021.0	4.5%	—	—	—	—
Real Estate Partners Americas (2)	5/2013	5/2017	1,229.1	352.8	16.3%	1,004.1	853.9	543.3	588.2
Real Estate Partners Americas II (2)	5/2017	12/2020	1,921.2	1,872.1	7.8%	49.1	—	48.5	47.0
Real Estate Partners Europe (2)	9/2015	6/2020	720.1	527.1	9.2%	209.9	15.1	198.0	247.4
Real Estate Credit Opportunity Partners (2)	2/2017	2/2019	1,130.0	621.5	4.4%	508.5	19.0	508.5	510.6
Co-Investment Vehicles and Other	Various	Various	1,781.9	387.2	Various	1,394.7	547.0	1,391.4	1,777.0
Real Assets			20,728.6	11,456.0		9,748.3	3,038.2	8,127.8	8,755.7

Core Investment Vehicles (2)	Various	Various	9,500.0	7,811.0	36.8%	1,689.0	—	1,689.0	1,689.0

Unallocated Commitments (4)			3,027.6	3,027.6	Various	—	—	—	—

Private Markets Total			122,511.3	50,300.5		75,383.5	80,587.6	35,655.3	49,567.9

Public Markets (5)
Special Situations Fund	12/2012	1/2016	2,274.3	29.6	11.6%	2,244.7	900.7	1,667.7	1,941.9
Special Situations Fund II	12/2014	3/2019	3,294.2	1,603.4	9.0%	1,690.8	—	1,690.8	1,758.1
Mezzanine Partners	3/2010	3/2015	1,022.8	108.9	4.4%	913.9	980.1	327.4	366.1
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	1,719.6	2.2%	525.5	9.5	525.5	538.4
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	367.5	190.6	153.7
Lending Partners II	6/2014	6/2017	1,335.9	158.8	3.7%	1,177.1	325.1	1,141.1	1,169.8
Lending Partners III	4/2017	(6)	963.8	768.8	2.7%	195.0	—	195.0	217.4
Lending Partners Europe	3/2015	3/2019	847.6	333.6	5.0%	514.0	56.1	514.0	527.5
Other Alternative Credit Vehicles	Various	Various	7,245.4	3,315.8	Various	3,929.6	2,290.5	2,854.7	3,084.5
Unallocated Commitments (4)	Various	Various	450.0	450.0	Various	—	—	—	—

Public Markets Total			20,139.3	8,543.4		11,595.9	4,929.5	9,106.8	9,757.4

Grand Total			$142,650.6	$58,843.9		$86,979.4	$85,517.1	$44,762.1	$59,325.3

(1) Reflects investment vehicles for which KKR has the ability to earn carried interest and excludes open ended funds, managed accounts, CLOs and certain other investment vehicles where KKR earns an incentive fee.
(2) The “Invested” and “Realized” columns include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(3) Initial investment period is six years from first investment date.
(4) Represents unallocated commitments from our strategic investor partnerships.
(5) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.
(6) Three years from final closing date.

KKR
Notes to Reportable Segments (Unaudited)
The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in Exhibits C and D.
Adjusted units are used as a measure of the total common equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the KKR & Co. L.P. 2010 Equity Incentive Plan (the "Equity Incentive Plan"), but excluding preferred units), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted common unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total common equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P. The Series A and Series B Preferred Units are not exchangeable for common units of KKR & Co. L.P.
Adjusted units eligible for distribution represents the portion of total adjusted units that is eligible to receive a distribution. We believe this measure is useful to unitholders as it provides insight into the calculation of amounts available for distribution on a per unit basis. Adjusted units eligible for distribution is used in the calculation of after-tax distributable earnings per unit.
After-tax distributable earnings is used by management as an operating measure of the earnings excluding mark-to-market gains (losses) of KKR. KKR believes this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses). After-tax distributable earnings excludes certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KKR Private Equity Investors, L.P. on October 1, 2009. After-tax distributable earnings does not represent and is not used to calculate actual distributions under KKR’s distribution policy.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by strategic manager partnerships in which KKR holds a minority ownership interest. We believe this measure is useful to unitholders as it provides additional insight into the capital raising activities of KKR and its strategic manager partnerships and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of strategic manager partnerships in which KKR holds a minority ownership interest, and (vi) the fair value of other assets managed by KKR. The pro rata portion of the AUM of strategic manager partnerships is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investments and other assets, including carried interest. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Units.
Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities segment as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities segment in connection with a syndication transaction conducted by KKR's Capital Markets segment, if any.  Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to unitholders as it provides a measure of capital deployment across KKR’s business segments.  Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities segment that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities segment that is not invested in connection with a syndication transaction by KKR’s Capital Markets segment. Capital syndicated by KKR's Capital Markets segment to third parties other than KKR’s investment funds or Principal Activities segment is not included in capital invested.  See also syndicated capital.
Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest, incentive fees and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. Pre-tax Economic Net Income (Loss) represents Economic Net Income (Loss) after equity-based compensation. After-tax Economic Net Income (Loss) represents Economic Net Income (Loss) after equity-based compensation, provision for income taxes and preferred distributions.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its strategic manager partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR does not receive a management fee are excluded (e.g., assets and commitments with respect to which it receives only carried interest or is otherwise not currently receiving a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.
Outstanding adjusted units represents the portion of total adjusted units that would receive assets of KKR if it were to be liquidated as of a particular date. Outstanding adjusted units is used to calculate book value per outstanding adjusted unit, which we believe is useful to unitholders as it provides a measure of net assets of KKR’s reportable segments on a per unit basis.
Provision for income tax represents the implied income tax provision that has been calculated assuming that all taxable income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings Units. KKR's segment balance sheet excludes the net impact of KKR's implied income tax provision and its tax provision under GAAP.
Realized performance income compensation is the amount allocated to performance income compensation equal to 40% of the carried interest and incentive fees earned by our investment funds, and, beginning with the quarter ended September 30, 2016, includes 40% of the management fees that would have been subject to a management fee refund for investment funds that have a preferred return. Beginning with the quarter ended September 30, 2017, 43% of carried interest generated by certain recent and future funds is allocated to the carry pool instead of 40% of carried interest. The incremental 3% replaces the amount of certain management fee refunds that would have been calculated for those funds as performance income compensation. Had this change been applied during the trailing twelve months ended September 30, 2017, there would have been no material change to the total performance fee compensation reportable for such period.
Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets segment and across KKR's investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

OTHER FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Fee Related Earnings
Management, Monitoring and Transaction Fees, Net	$382,186	$405,629	$375,522
Less: Cash Compensation and Benefits	138,530	139,409	139,435
Less: Occupancy and Related Charges	13,583	13,962	14,369
Less: Other Operating Expenses	57,905	66,688	53,498
Plus: Expenses of Principal Activities Segment	51,262	52,810	53,769
Fee Related Earnings (1)	223,430	238,380	221,989
Plus: Net Interest and Dividends	22,385	43,157	15,173
Plus: Depreciation and Amortization	3,709	3,555	4,177
Plus: Core Interest Expense	31,443	30,361	29,162
Less: Expenses of Principal Activities Segment	51,262	52,810	53,769
Fee and Yield Segment EBITDA (2)	229,705	262,643	216,732
Plus: Realized Performance Income (Loss), net	124,808	217,921	119,823
Plus: Net Realized Gains (Losses)	7,875	31,336	79,451
Total Segment EBITDA (2)	$362,388	$511,900	$416,006

Core Interest Expense
GAAP Interest Expense	$219,590	$211,495	$186,854
Less: Interest expense related to debt obligations of consolidated investment funds, CLOs and other	169,398	164,231	145,145
Segment Interest Expense	50,192	47,264	41,709
Less: Interest Expense related to debt obligations from KFN and other	18,749	16,903	12,547
Core Interest Expense (3)	$31,443	$30,361	$29,162

(1) Fee related earnings (“FRE”) is a measure of the operating earnings of KKR and its business segments before performance income, related performance income compensation and investment income. KKR believes this measure is useful to unitholders as it provides additional insight into the operating profitability of KKR's fee generating management companies and capital markets businesses.
(2) Fee and Yield Segment EBITDA and Total Segment EBITDA may be useful in evaluating KKR's ability to service its debt. Fee and Yield Segment EBITDA provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized performance income and realized investment income from quarter to quarter. Total Segment EBITDA represents Fee and Yield Segment EBITDA plus the addition of realized performance income and realized gains.
(3) Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

KKR
EXHIBIT B

KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS (UNAUDITED)
(Amounts in thousands)

Uncalled Commitments
Private Markets
Core Investment Vehicles	$2,756,900
Americas Fund XII	712,000
Asian Fund III	464,900
Global Infrastructure Investors III	270,000
Real Estate Partners Americas II	219,200
Health Care Strategic Growth	144,700
Next Generation Technology Growth	93,300
European Fund IV	71,200
Real Estate Partners Europe	52,800
Energy Income and Growth	37,800
Real Estate Credit Opportunity Partners	22,500
Other Private Markets Vehicles	543,900
Total Private Markets Commitments	5,389,200

Public Markets
Special Situations Fund II	143,700
Private Credit Opportunities Partners II	38,000
Lending Partners III	19,500
Lending Partners Europe	16,300
Other Public Markets Vehicles	114,100
Total Public Markets Commitments	331,600

Total Uncalled Commitments	$5,720,800

KKR
EXHIBIT C

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO AFTER TAX ENI PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2018	December 31, 2017		March 31, 2017

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.36	$0.35		$0.57
Weighted Average Common Units Outstanding - Basic	487,704,838	481,165,742		453,695,846
Net Income (Loss) Available to KKR & Co. L.P. Common Unitholders	173,204	166,389		259,343
Less: Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares (1)	3,102	—		—
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	170,102	166,389		259,343
Plus: Preferred Distributions	8,341	8,341		8,341
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	121,002	153,875		216,432
Plus: Equity-based and other non-cash compensation	100,491	68,331		111,036
Plus: Amortization of intangibles, placement fees and other, net	47,709	65,045		32,837
Less: Gain from remeasurement of tax receivable agreement liability	—	(67,221)	(2)	—
Plus: Income tax (benefit)	17,641	146,826	(3)	40,542
Economic Net Income (Loss)	465,286	541,586		668,531
Less: Equity-based compensation associated with the KKR & Co. L.P. 2010 equity incentive plan	67,796	54,468		49,943
Pre-tax Economic Net Income (Loss)	397,490	487,118		618,588
Less: Provision for income tax (benefit)	24,404	63,854	(4)	60,325
Less: Preferred Distributions	8,341	8,341		8,341
After-tax Economic Net Income (Loss)	364,745	414,923		549,922
Weighted Average Adjusted Units	870,934,492	857,770,314		849,270,924
After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.42	$0.48		$0.65

(1) Reflects the redemption of KFN's outstanding 7.375% Series A LLC Preferred Shares.
(2) Represents the impacts of the remeasurement of the tax receivable agreement which arises from changes in the associated deferred tax balance, including the impacts related to the Tax Cuts & Jobs Act enacted on December 22, 2017 (the "TCJA").

(3) Includes the impacts of the remeasurement of deferred tax assets and liabilities which arises from changes in the estimated future tax rates related to the TCJA. For the quarter ended December 31, 2017, the provision for income tax includes approximately $98 million of income tax expense related to the TCJA.

(4) Excludes the impacts of the remeasurement of deferred tax assets and liabilities existing as of September 30, 2017 arising from changes in the estimated future tax rates related to the TCJA.

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF TOTAL REVENUES (GAAP BASIS) TO TOTAL SEGMENT REVENUES AND TOTAL DISTRIBUTABLE SEGMENT REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017

Total Revenues	$472,606	$1,024,073	$767,755
Plus: Management fees relating to consolidated funds and placement fees	63,858	51,529	47,102
Less: Fee credits relating to consolidated funds	14,721	276	939
Plus: Net realized and unrealized carried interest - consolidated funds	28,076	14,780	11,057
Less: General partner capital interest - unconsolidated funds	15,465	82,425	51,803
Plus: Total investment income (loss)	238,122	8,740	298,660
Less: Revenue earned by oil & gas producing entities	14,507	16,364	17,273
Less: Expense reimbursements	20,211	36,013	23,549
Less: Other	10,220	(46,542)	8,312
Total Segment Revenues	$727,538	$1,010,586	$1,022,698
Less: Unrealized Carried Interest	(111,732)	222,535	140,626
Less: Net Unrealized Gains (Losses)	207,862	(65,753)	204,036
Total Distributable Segment Revenues	$631,408	$853,804	$678,036

RECONCILIATION OF TOTAL EXPENSES (GAAP BASIS) TO TOTAL SEGMENT EXPENSES AND TOTAL DISTRIBUTABLE SEGMENT EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017

Total Expenses	$436,601	$636,703	$540,014
Less: Equity-based and other non-cash compensation	96,227	63,595	111,036
Less: Reimbursable expenses and placement fees	27,761	49,348	36,123
Less: Operating expenses relating to consolidated funds, CFEs and other entities	21,805	26,371	13,430
Less: Expenses incurred by oil & gas producing entities	11,101	11,585	11,177
Less: Intangible amortization	5,030	3,920	6,366
Less: Other	13,628	15,625	9,299
Total Segment Expenses	$261,049	$466,259	$352,583
Less: Unrealized Performance Income Compensation	(43,123)	90,439	57,214
Total Distributable Segment Expenses	$304,172	$375,820	$295,369

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. COMMON UNITHOLDERS (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD SEGMENT EBITDA, AFTER TAX DISTRIBUTABLE EARNINGS AND TOTAL SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2018	December 31, 2017		March 31, 2017
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$170,102	$166,389		$259,343
Plus: Preferred Distributions	8,341	8,341		8,341
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	121,002	153,875		216,432
Plus: Equity-based and other non-cash compensation	100,491	68,331		111,036
Plus: Amortization of intangibles, placement fees and other, net	47,709	65,045		32,837
Less: Gain from remeasurement of tax receivable agreement liability	—	(67,221)	(1)	—
Plus: Income tax (benefit)	17,641	146,826	(1)	40,542
Economic Net Income (Loss)	465,286	541,586		668,531
Plus: Income attributable to segment noncontrolling interests	1,203	2,741		1,584
Less: Total investment income (loss)	238,122	8,740		298,660
Less: Net performance income (loss)	56,199	350,017		203,235
Plus: Expenses of Principal Activities Segment	51,262	52,810		53,769
Fee Related Earnings	223,430	238,380		221,989
Plus: Net interest and dividends	22,385	43,157		15,173
Plus: Depreciation and amortization	3,709	3,555		4,177
Plus: Core interest expense	31,443	30,361		29,162
Less: Expenses of Principal Activities Segment	51,262	52,810		53,769
Fee and Yield Segment EBITDA	229,705	262,643		216,732
Less: Depreciation and amortization	3,709	3,555		4,177
Less: Core interest expense	31,443	30,361		29,162
Plus: Realized performance income (loss), net	124,808	217,921		119,823
Plus: Net realized gains (losses)	7,875	31,336		79,451
Less: Income taxes paid	14,168	39,837		26,275
Less: Preferred Distributions	8,341	8,341		8,341
Less: Income attributable to segment noncontrolling interests	1,203	2,741		1,584
After-tax Distributable Earnings	303,524	427,065		346,467
Plus: Depreciation and amortization	3,709	3,555		4,177
Plus: Core interest expense	31,443	30,361		29,162
Plus: Income taxes paid	14,168	39,837		26,275
Plus: Preferred Distributions	8,341	8,341		8,341
Plus: Income attributable to segment noncontrolling interests	1,203	2,741		1,584
Total Segment EBITDA	$362,388	$511,900		$416,006

(1) Refer to page 19

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO TOTAL REPORTABLE SEGMENTS BALANCE SHEET (UNAUDITED)
March 31, 2018
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	TOTAL REPORTABLE SEGMENTS BALANCE SHEET

Assets
Cash and Cash Equivalents	$1,880,834	—	—	636,819	—	(7,629)	$2,510,024	Cash and Short-term Investments
Investments	42,101,905	(29,566,100)	(1,176,070)	(1,591,335)	—	—	9,768,400	Investments
		—	—	1,591,335	—	—	1,591,335	Unrealized Carry
Other Assets	3,596,414	(405,964)	—	(798,044)	—	(179,787)	2,212,619	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$47,579,153	(29,972,064)	(1,176,070)	—	—	(187,416)	$16,243,603

Liabilities and Equity
Debt Obligations	22,041,271	(18,777,245)	—	(884,767)	—	—	2,379,259	Debt Obligations - KKR (ex-KFN)
		—	—	884,767	—	—	884,767	Debt Obligations - KFN
		—	—	—	—	—	—	Preferred Shares - KFN
Other Liabilities	3,768,944	(1,998,075)	(1,176,070)	—	—	(122,028)	472,771	Other Liabilities
Total Liabilities	25,810,215	(20,775,320)	(1,176,070)	—	—	(122,028)	3,736,797

Redeemable Noncontrolling Interests	690,630	(690,630)	—	—	—	—

Equity
Series A Preferred Units	332,988	—	—	(332,988)	—	—
Series B Preferred Units	149,566	—	—	(149,566)	—	—
KKR & Co. L.P. Capital - Common Unitholders	6,918,185	254,777	—	(17,446)	4,893,161	(65,388)	11,983,289	Book Value
Noncontrolling Interests	13,677,569	(8,760,891)	—	—	(4,893,161)	—	23,517	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Units
Total Liabilities and Equity	$47,579,153	(29,972,064)	(1,176,070)	—	—	(187,416)	$16,243,603

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO TOTAL REPORTABLE SEGMENTS BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2017
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	TOTAL REPORTABLE SEGMENTS BALANCE SHEET

Assets
Cash and Cash Equivalents	$1,876,687	—	—	1,338,107	—	—	$3,214,794	Cash and Short-term Investments
Investments	39,013,934	(27,684,368)	(1,220,559)	(1,620,401)	—	—	8,488,606	Investments
		—	—	1,620,401	—	—	1,620,401	Unrealized Carry
Other Assets	4,944,098	(974,710)	—	(1,499,332)	—	(193,770)	2,276,286	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$45,834,719	(28,659,078)	(1,220,559)	—	—	(193,770)	$15,761,312

Liabilities and Equity
Debt Obligations	21,193,859	(18,429,092)	—	(764,767)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	764,767	—	—	764,767	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	3,978,060	(2,207,518)	(1,220,559)	—	—	(123,284)	426,699	Other Liabilities
Total Liabilities	25,171,919	(20,636,610)	(1,220,559)	373,750	—	(123,284)	3,565,216

Redeemable Noncontrolling Interests	610,540	(610,540)	—	—	—	—

Equity
Series A Preferred Units	332,988	—	—	(332,988)	—	—
Series B Preferred Units	149,566	—	—	(149,566)	—	—
KKR & Co. L.P. Capital - Common Unitholders	6,703,382	214,188	—	(17,446)	4,844,271	(70,486)	11,673,909	Book Value
Noncontrolling Interests	12,866,324	(7,626,116)	—	(373,750)	(4,844,271)	—	22,187	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Units
Total Liabilities and Equity	$45,834,719	(28,659,078)	(1,220,559)	—	—	(193,770)	$15,761,312

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.

KKR
EXHIBIT D

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units:

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Weighted Average GAAP Common Units Outstanding - Basic	487,704,838	481,165,742	453,695,846
Adjustments:
Weighted Average Unvested Common Units and Other Securities (1)	48,213,436	38,990,841	42,988,494
Weighted Average GAAP Common Units Outstanding - Diluted	535,918,274	520,156,583	496,684,340
Adjustments:
Weighted Average KKR Holdings Units (2)	335,016,218	337,613,731	352,586,584
Weighted Average Adjusted Units	870,934,492	857,770,314	849,270,924

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units, Adjusted Units Eligible for Distribution and Outstanding Adjusted Units:

	As of
	March 31, 2018	December 31, 2017
GAAP Common Units Outstanding - Basic	489,242,042	486,174,736
Unvested Common Units and Other Securities (1)	48,173,152	48,774,597
GAAP Common Units Outstanding - Diluted	537,415,194	534,949,333
Adjustments:
KKR Holdings Units (2)	333,648,078	335,971,334
Adjusted Units	871,063,272	870,920,667
Adjustments:
Unvested Common Units	(46,654,309)	(46,475,176)
Adjusted Units Eligible for Distribution	824,408,963	824,445,491
Adjustments:
Vested Other Securities	(1,518,843)	(2,299,421)
Outstanding Adjusted Units	822,890,120	822,146,070

(1) Represents unvested equity awards granted under the Equity Incentive Plan and other securities that are exchangeable into KKR & Co. L.P common units. The issuance of common units of KKR & Co. L.P. pursuant to such equity awards or other securities dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(2) Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.